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                                                                    EXHIBIT 99.2

                         CONSENT OF NOMINEE DIRECTOR

         Pursuant to Rule 438, promulgated under the Securities Act of 1933, I, Yadin Kaufmann, hereby consent to the use of my name and any references to me as a nominee director of deltathree.com, Inc. (the "Company") in the registration state ment on Form S-1 of the Company, filed with the Securities and Exchange Commis sion, and all amendments thereto.




                                                              /s/ Yadin Kaufmann
                                                              ------------------
                                                              Yadin Kaufmann

Dated:  November      , 1999